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                        CYPRUS AMAX FINANCE CORPORATION

                                    By-Laws

                                       I
                                    OFFICES

Section 1.  REGISTERED AND OTHER OFFICES.

     The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

     The Corporation shall have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                       II
                                  STOCKHOLDERS

Section 1.  ANNUAL MEETING.

     The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the fourth Friday in May. Each such annual meeting shall be held at 9100 East Mineral Circle, Englewood, Colorado 80112 at 9:00 a.m.

     The meeting may be adjourned from time to time and place to place until its business is completed.

     At an annual meeting of the stockholders, the stockholders shall elect by a plurality vote the Board of Directors and transact such other business as shall have been properly brought before the meeting.

Section 2.  SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


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Section 3.  STOCKHOLDER ACTION WITHOUT MEETINGS.

     Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 4.  NOTICE OF MEETING.

     Notice of every meeting of the stockholders shall be given in the manner prescribed by law. Notice of an adjourned meeting of the stockholders need not be given unless required by law.

Section 5.  QUORUM.

     Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum, voting as a single class, shall be deemed the act of the stockholders.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

Section 6.  QUALIFICATION OF VOTERS.

     The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders at the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7.  PROCEDURE.

     The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting.

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                                      III
                                   DIRECTORS

Section 1.  FUNCTIONS AND DEFINITION.

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "entire board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

Section 2.  QUALIFICATIONS AND NUMBER.

     A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of not less than three persons. Thereafter the number of Directors constituting the entire Board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Directors, or, if the number is not fixed, the number shall be three. The number of Directors may be increased or decreased by action of the stockholders or of the Directors.

Section 3.  ELECTION AND TERM.

     The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

Section 4.  MEETINGS.

     Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     Special meetings may be called by or at the direction of the President or of a majority of the Directors in office.

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Section 5.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.

     No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereafter. Notice need not be given to any Director or to any member of a committee of Directors who submits a written waiver of notice signed by him or her before it after the time stated therein. The attendance of any such person, at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need to specified in any written waiver of notice.

Section 6.  QUORUM.

     Except as may be otherwise provided by law, in the Certificate of Incorporation or in these By-Laws, the presence of a majority of the entire Board, or of a majority of all the members of any committee thereof, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, or of such committee, and the act of a majority of such quorum shall be deemed the act of the Board, or of such committee.

     A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board to another time and place.

Section 7.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

     Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8.  ACTION BY WRITTEN CONSENT.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of Proceedings of the Board or committee.

Section 9.  COMMITTEES.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent

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provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 10.  REMOVAL OF DIRECTORS.

     Except as may otherwise be provided by the General Corporation Law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.


                                       IV
                                    OFFICERS

Section 1.  NUMBER.

     The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a President, who shall be a Director and shall be the Chief Executive Officer of the Corporation, and shall have such other duties as the Board prescribes, such number of Vice Presidents as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. Any person may hold two or more offices simultaneously.

Section 2.  ADDITIONAL OFFICERS.

     The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3.  TERMS OF OFFICE.

     All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4.  DUTIES.

     The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the President.

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                                       V
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.  GENERAL

     Subject to the other sections of this Article V, the Corporation, shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware in effect on the date hereof and as amended from time to time, any person who was or is threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, Suit or Proceeding, including any action, Suit or Proceeding by or in the right of the Company (a "Proceeding"). The Corporation shall advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding within ten days after the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if such person is an officer or Director of the Corporation, shall include or preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses. Costs, charges or expenses of investigating or defending proceedings for which indemnity shall be sought hereunder may be incurred without the Corporation's consent; provided that no settlement of any such Proceeding may be made without the Corporation's consent, which consent shall not be unreasonably withheld.

Section 2.  DETERMINATION OF RIGHT TO INDEMNIFICATION

     (a) Any indemnification requested by any person under Section 1 hereof shall be made no later than forty-five (45) days after receipt of the written request of such person, unless a determination is made within said forty-five (45) day period (i) by the Board of Directors of the Corporation by a majority vote of a quorum thereof consisting of Directors who are not parties to such Proceedings, or (ii) in the event such a quorum is not obtainable, at the election of the Corporation, by Independent Legal Counsel in a written opinion, that such person is not entitled to indemnification hereunder.

     (b) Notwithstanding a determination under Section 3(a) above that any person is not entitled to indemnification with respect to any specific proceeding, such person shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing such person's right to indemnification pursuant to these By-Laws. Neither the failure of the Corporation (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that such person is entitled to indemnification hereunder, nor an actual determination by the Corporation (including its Board of Directors or Independent Legal Counsel) that such person is not entitled to indemnification hereunder, shall be a defense to the

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          action or create any presumption that such person is not entitled to indemnification hereunder.

     (c) The Corporation shall indemnify any person against all expenses incurred in connection with any hearing or proceeding under this
          Section 2 if such person prevails on the merits or otherwise in such hearing or Proceeding.

Section 3.  SUBROGATION

     In the event of payment under these By-Laws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

Section 4.  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

     (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such person is entitled to indemnification under this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (b) The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise
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          expressly provided in these By-Laws) of itself adversely affect the right of any person to act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 5.  EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

     Notwithstanding any other provision of these By-Laws, no person shall be entitled to indemnification or advancement of expenses under these By-Laws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

Section 6.  CONTRACT

     The foregoing provision of this Article V shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or Proceeding theretofore or thereafter brought based in whole in part upon any such state of facts.

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     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any Director or officer may be entitled apart from the provisions of this Article V.

Section 7.  SURVIVING CORPORATION

     The Board of Directors may provide by resolution that references to "the Corporation" in this Article V shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a Director or Officer of such a constituent Corporation or is or was serving at the request of such constituent Corporation as a Director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article V with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 8.  INUREMENT

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 9.  EMPLOYEES AND AGENTS

     To the same extent as it may do for a Director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a Director or officer of the Corporation but who is or was an employee or agent of the Corporation.

                                       VI
                              CERTIFICATE OF STOCK

Section 1.  CERTIFICATE.

     Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or any Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

     Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate of Stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in

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such manner as it shall require and/or to give the Corporation bond in such some as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 2.  TRANSFER OF STOCK.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                      VII
                                      SEAL

Section 1.  SEAL.

     The Corporate Seal shall bear the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                      VIII
                                   AMENDMENTS

Section 1.  AMENDMENT OF BY-LAWS.

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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